EXHIBIT 99.1

LAKESIDE BOOK COMPANY AND ALJ REGIONAL HOLDINGS, INC. ENTER INTO DEFINITIVE AGREEMENT FOR THE ACQUISITION OF PHOENIX COLOR

February 4, 2022 – WARRENVILLE, IL and NEW YORK, NY – Lakeside Book Company (“Lakeside”) and ALJ Regional Holdings, Inc. (NASDAQ: ALJJ) (“ALJ”) jointly announced today that they have entered into a definitive agreement for Lakeside’s acquisition of all of the issued and outstanding shares of common stock of ALJ’s wholly-owned subsidiary Phoenix Color Corp. (“Phoenix”). Headquartered in Hagerstown, Maryland, Phoenix is a specialty printer of book components, children’s books, and other print-related products with printing facilities in Indiana and Maryland.

The transaction is expected to close during the second calendar quarter of 2022, subject to customary closing conditions and regulatory and stockholder approvals.

"We know Phoenix well as a recognized leader in book components.  Adding their team’s capabilities to Lakeside’s service offerings will enable our publishing customers to conveniently manage book and cover printing in one place,” said Dave McCree, Lakeside’s Chief Executive Officer. “We are always looking for ways to make the printing supply chain more efficient for publishers and this transaction would be a significant step in that direction.”

“The combination of Phoenix’s component production capabilities and Lakeside’s book manufacturing services would provide customers the benefits of streamlined order processing, scheduling and speed of delivery.  Lakeside has been a key Phoenix customer for a number of years, and we are confident Lakeside will be a good home for the exceptional Phoenix team,” said Marc Reisch, Chairman and Chief Executive Officer of Phoenix.

“Phoenix has been a terrific member of the ALJ family of companies.  While we are sad to lose the Phoenix team, we are excited that we have found a synergistic home for the business that will enable it to enhance its services to its customers,” added Jess Ravich, Chief Executive Officer of ALJ.

About Lakeside

In 1864, R.R. Donnelley started as a partner at a small printing company in Chicago. In the years that followed, he grew the company into one of the largest and most trusted printing service providers in the world. As the decades passed, the company continuously expanded its services, and in 2016, LSC Communications was spun out to offer specialized solutions to publishers, brands, retailers, and merchandisers. In 2020, Atlas Holdings acquired LSC Communications and in 2021, rebranded its Book division the Lakeside Book Company. The company mission states: “We are committed to crafting books and services that are meaningful. We take pride in the challenge of fulfilling our customers' visions.”

About ALJ

ALJ Regional Holdings, Inc. is the parent company of (i) Faneuil, Inc., a leading provider of call center services, back office operations, staffing services, and toll collection services to commercial and governmental clients across the United States, and (ii) Phoenix Color Corp., a leading manufacturer of book components, educational materials, and related products producing value-added components, heavily illustrated books, and specialty commercial products using a broad spectrum of materials and decorative technologies.

About Phoenix

Phoenix has been a premier supplier for publishing companies for over forty years. The company’s extensive print and finishing capabilities positions Phoenix to meet its customers’ most demanding design and scheduling requirements.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the U.S. federal securities laws about Phoenix, Lakeside, ALJ and the proposed sale transaction, including but not limited to all statements about the timing and approvals of the proposed sale transaction; ability to consummate the sale transaction; future operations; future business performance of Phoenix, Lakeside and ALJ; and all outcomes of the proposed sale transaction, including synergies, cost savings, and ability to leverage broader industry capabilities, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as “expect,” “likely,” “outlook,” “forecast,” “preliminary,” “would,” “could,” “should,” “can,” “will,” “project,” “intend,” “plan,” “goal,” “guidance,” “target,” “continue,” “sustain, “synergy,” “on track,” “believe,” “seek,” “estimate,” “anticipate,” “may,” “possible,” “assume,” and variations of such words and similar expressions are intended to identify such forward-looking statements. You should not place undue reliance on these statements, as they involve certain risks and uncertainties, and actual results or performance may differ materially from those discussed in any such statement. Factors that could cause actual results to differ materially include but are not limited to general economic and capital markets conditions; inability to obtain required regulatory, stockholder or other approvals or to obtain such approvals on satisfactory conditions; inability to satisfy other closing conditions; the occurrence of any event, change or other circumstance that could give rise to the termination of the definitive agreement; the effects that any termination of the definitive agreement may have on Phoenix or its business; legal proceedings that may be instituted related to the proposed sale transaction; unexpected costs, charges or expenses; and other risks and uncertainties discussed in ALJ’s annual report on Form 10-K and quarterly reports on Form 10-Q filed with the Securities and Exchange Commission and available through EDGAR on the SEC’s website at www.sec.gov. All forward-looking statements in this release are made as of the date hereof and we assume no obligation to update any forward-looking statement.

CONTACT: Brittyne Lewis, Director of Marketing, 512-294-9351, brittyne.d.lewis@lakesidebook.com; Brian Hartman, CFO, 240-527-2520, brian.hartman@aljregionalholdings.com

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